UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

Lightstone Value Plus REIT V, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address of principal executivNew Jerseye offices)

(Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01	Other Events.

Lightstone Value Plus REIT V, Inc. (the “Company,” “we,” “us,” or “our”) has a share redemption program, as amended from time to time (the “SRP”), that permits certain of its stockholders to sell their shares of common stock (the “Shares”) back to the Company, subject to significant conditions and limitations of the SRP. Our board of directors can amend the provisions of our SRP at any time without the approval of our stockholders.

Our SRP is available only for those stockholders who acquired their Shares directly from us or for the transferees mentioned in the next sentence, and is not intended to provide liquidity to any stockholder who acquired their Shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or their estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the Shares requested to be repurchased directly from us or (2) acquired the Shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including step parents, step siblings, and biological, adopted or step children and grandchildren) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law (in each case, a “Qualifying Stockholder”).

On November 10, 2022, our board of directors adopted a Seventh Amended and Restated Share Redemption Program (the “Amended SRP”), which will become effective on January 1, 2023. Under the terms of the Amended SRP, any Qualifying Stockholder may request redemption of their Shares. Redemption requests will no longer be limited to requests upon the death of a Qualifying Stockholder, as has been the case under the Sixth Amended and Restated Share Redemption Program currently in effect through the end of this year.

Redemption Price

Under the terms of the Amended SRP, the price at which we will redeem Shares submitted for redemption by a Qualifying Stockholder will be 85% of the estimated net asset value (the “NAV”) per Share as of the date we determine to accept the request for redemption.

On November 10, 2022, pursuant to the Company’s Policy for Estimation of Common Stock Value (the “Estimated Valuation Policy”), our board of directors determined and approved the Company’s estimated NAV per Share of $14.75 as of September 30, 2022. As a result, the initial redemption price per Share under the Amended SRP will be $12.54.

Redemption Limitations

Pursuant to the terms of the Amended SRP, any Shares approved for redemption are redeemed on a periodic basis as determined by our board of directors, generally expected to be at the end of each quarterly period. However, we will not redeem, during any calendar year, more than 5% of the number of Shares outstanding on last day of the previous calendar year (the “5% Limitation”). The cash available for redemption of Shares will be set by our board of directors not less often than annually (the “Funding Limitation” and, together with the 5% Limitation, the “Redemption Limitations”). The board of directors has set the amount of cash available for redemption of Shares in 2023 at $8 million, which is generally to be allocated $2 million for each quarterly period. The Company may change the amount of the Redemption Limitations upon ten business days’ notice to its stockholders. The Company will provide notice of any change to the Redemption Limitations by including such information in (a) a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the United States Securities and Exchange Commission or (b) a separate mailing to its stockholders.

Redemption requests will be honored pro rata among all requests received subject to the Redemption Limitations and will not be honored on a first come, first served basis.

Termination, Suspension or Amendment of Our SRP

Our board of directors reserves the right in its sole discretion at any time and from time to time, subject to any notice requirements described in our SRP, to (1) reject any request for redemption of Shares, (2) change the purchase price for redemption of Shares, (3) limit the funds to be used for redemption of Shares under the SRP or otherwise change the Redemption Limitations, or (4) amend, suspend (in whole or in part) or terminate the SRP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Seventh Amended and Restated Share Redemption Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT V, INC.

Dated: November 21, 2022	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Seventh Amended and Restated Share Redemption Program

4